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QWEST RATIO OF EARNINGS TO FIXED CHARGES

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
                              ------------------------------------------------------------ ------------------------
                                                                                              THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                            MARCH 31,
                              ------------------------------------------------------------ ------------------------
(Dollars in Millions)              1996        1997         1998          1999       2000         2000        2001
                              ---------- ----------- ------------ ------------- ---------- ------------ -----------
Income before income taxes       $2,377      $2,429       $2,419        $1,902       $126         $647        $163
and extraordinary income

Interest expense (net of            448         405          543           736      1,041          211         338
amount capitalized)

Interest factor on rentals           79          91           70            92        137           30          33
(1/3)
                              ---------- ----------- ------------ ------------- ---------- ------------ -----------
Earnings                          2,904       2,925        3,032         2,730      1,304          888         534
                              ---------- ----------- ------------ ------------- ---------- ------------ -----------
Gross interest expense              468         479          425           568      1,094          224         350

Interest factor on rentals           79          91           70            92        137           30          33
(1/3)
                              ---------- ----------- ------------ ------------- ---------- ------------ -----------
Fixed charges                       558         516          638           855      1,231          254         383
                              ---------- ----------- ------------ ------------- ---------- ------------ -----------
Ratio of earnings to fixed         5.20        5.67         4.75          3.19       1.06         3.49        1.39
charges

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